UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2026

Smith & Wesson Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1852 Proffitt Springs Road

Maryville, Tennessee 37801

(Address of principal executive offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per Share	SWBI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 15, 2026, we held our annual meeting of stockholders to consider and vote upon the following proposals: (1) to elect directors to serve until our next annual meeting of stockholders and until their successors are elected and qualified; (2) to provide a non-binding, advisory vote on the compensation of our named executive officers for fiscal 2026 (“say-on-pay”); and (3) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2027.

1.	The following directors were elected at the annual meeting:

Director	Votes For	Votes Withheld	Broker Non-Votes
Anita D. Britt	24,712,610	407,079	9,247,097
Michelle J. Lohmeier	24,825,441	294,248	9,247,097
Barry M. Monheit	24,752,010	367,679	9,247,097
Robert L. Scott	24,575,921	543,768	9,247,097
Mark P. Smith	24,829,547	290,142	9,247,097
Denis G. Suggs	24,628,438	491,251	9,247,097

2.	Our stockholders approved the say-on-pay proposal.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Say-on-pay proposal	24,394,960	465,311	259,418	9,247,097

3.	Our stockholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2027.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of KPMG LLP as independent registered public accounting firm	33,650,995	396,902	318,889	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON BRANDS, INC.

Date: September 16, 2026	By:	/s/ Deana L. McPherson
Deana L. McPherson
Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary